EXHIBIT 21.1

                     SUBSIDIARIES OF WILLCOX & GIBBS, INC.


NAME                                     JURISDICTION OF ORGANIZATION
WG Apparel, Inc.                         Delaware
Leadtec Systems, Inc.                    Delaware
Macpherson Meistergram, Inc.             North Carolina
Emtex Leasing Corporation                Georgia
Sunbrand S.A. de C.V.                    Mexico
Sunbrand Caribe S.A.                     Domincan Republic
Willcox & Gibbs, Ltd.*                   United Kingdom
Sunbrand Honduras, S.A.                  Honduras
Sunbrand de Colombia                     Colombia


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*  In bankruptcy